Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	July 24, 2015

Explanation of Responses:

(1)	Price of $23.10 does not reflect underwriter discount or fees.

(2)	This Form 4 is being filed on behalf of Monarch Alternative Capital LP, a Delaware limited partnership ("MAC"), MDRA GP LP, a Delaware limited partnership ("MDRA GP") and Monarch GP LLC, a Delaware limited liability company (“Monarch GP”) (collectively, the "Reporting Persons"). MAC serves as the investment advisor to the Funds (as defined below), MDRA GP is the general partner of MAC and Monarch GP is the general partner of MDRA GP. Each of MAC, MDRA GP and Monarch GP may be deemed to indirectly beneficially own shares held directly by the Funds and disclaims beneficial ownership of all such shares except to the extent of any indirect pecuniary interest therein.

(3)	Common Stock held directly by Monarch Debt Recovery Master Fund Ltd (“MDRF”) following its sale of Common Stock pursuant to an underwriter’s overallotment option in WCIC’s underwritten secondary offering.

(4)	Common Stock held directly by Monarch Master Funding Ltd, a Cayman Islands corporation (“MMF”), following its sale of Common Stock pursuant to an underwriter’s overallotment option in WCIC’s underwritten secondary offering. The 3,928 shares sold by MMF were sold for the account of MCMP II (defined below).

(5)	Common Stock held directly by Monarch Capital Master Partners LP, a Cayman Islands limited partnership (“MCMP”), following its sale of Common Stock pursuant to an underwriter’s overallotment option in WCIC’s underwritten secondary offering.

(6)	Common Stock held directly by MCP Holdings Master LP, a Cayman Islands limited partnership (“MCPH”), following its sale of Common Stock pursuant to an underwriter’s overallotment option in WCIC’s underwritten secondary offering.

(7)	Common Stock held directly by Monarch Alternative Solutions Master Fund Ltd, a Cayman Islands corporation (“MASMF”).

(8)	Common Stock held directly by Monarch Capital Master Partners II LP, a Cayman Islands limited partnership (“MCMP II”)

(9)	Common Stock held directly by P Monarch Recovery Ltd., a British Virgin Islands corporation (“P Monarch”, and together with MDRF, MMF, MCMP, MCPH, MASMF and MCMP II, the “Funds”).